Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FIRST QUARTER RESULTS

Reports highest operating revenue and operating income for any quarter in Marten’s history – and the best operating ratio, net of fuel surcharges, for any quarter since Marten became a public company in 1986

MONDOVI, Wis., April 19, 2022 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 52.9% improvement in net income to $27.5 million, or 33 cents per diluted share, for the first quarter ended March 31, 2022, from $18.0 million, or 22 cents per diluted share, for the first quarter of 2021. The 2022 first-quarter earnings also improved 11.3% sequentially from 2021 fourth-quarter net income of $24.7 million, or 30 cents per diluted share.

Operating Results Comparison

	Percentage	Percentage	Percentage	Percentage
	Increase	Increase	Increase	Increase
	Three Months	Year	Year	Year
	Ended	Ended	Ended	Ended
	March 31,	December 31,	December 31,	December 31,
	2022 vs. 2021	2021 vs. 2020	2020 vs. 2019	2019 vs. 2018

Operating revenue	28.8%	11.4%	3.7%	7.1%

Operating revenue, net of fuel surcharges	23.8%	8.3%	6.8%	8.6%

Operating income	49.4%	19.8%	21.9%	8.7%

Net income	52.9%	22.9%	13.8%	11.0%

Operating revenue for the first quarter of 2022 was the highest amount for any quarter in Marten’s 77-year history. Operating revenue improved 28.8% to $287.3 million for the first quarter of 2022 from $223.0 million for the first quarter of 2021 - and improved 7.6% from Marten’s previous best of $266.9 million for the 2021 fourth quarter. Excluding fuel surcharges, operating revenue improved 23.8% to $245.3 million for the 2022 quarter from $198.2 million for the 2021 quarter - and improved 5.3% from $232.9 million for the 2021 fourth quarter. Fuel surcharge revenue increased to $42.0 million for the 2022 quarter from $24.9 million for the 2021 quarter due to significantly higher fuel prices.

Operating income for the first quarter of 2022 was also the highest amount for any quarter in Marten’s history. Operating income improved 49.4% to $35.9 million for the first quarter of 2022 from $24.0 million for the first quarter of 2021 - and improved 16.9% from Marten’s previous best of $30.7 million for the 2021 fourth quarter.

Operating expenses as a percentage of operating revenue improved to 87.5% for the first quarter of 2022 from 89.2% for the first quarter of 2021. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 85.4% for the 2022 quarter, the best ratio for any quarter since Marten became a public company in 1986, from 87.9% for the 2021 quarter.

Executive Chairman Randolph L. Marten stated, “Our talented and determined people capitalized on the continuing tight freight market to hit the trifecta this quarter, producing our highest operating revenue and operating income for any quarter in our history, along with our best operating ratio, net of fuel surcharges, for any quarter since we became a public company in 1986.”

“We also provided momentum to the rest of this year to continue our consistent, strong profitable growth. We began this year’s second quarter with 128 more of the industry’s top drivers than we employed at the beginning of the year, despite the unrelenting national shortage of qualified drivers. We also added 95 refrigerated containers during the first quarter, increasing our fleet to 729 containers as of March 31st.”

“Additionally, reflecting our confidence in Marten’s financial strength and commitment to enhancing stockholder value, we repurchased and retired 1.3 million shares of our common stock for $25 million and increased our regular quarterly cash dividend by 50% during the first quarter of 2022.”

Operating Results throughout the Pandemic – Percentage Increase Over Same Quarter of Prior Year

	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020

Operating revenue	28.8%	17.4%	16.3%	9.4%	2.0%	4.7%	0.5%	0.1%

Operating revenue, net of fuel surcharges	23.8%	12.5%	12.8%	5.0%	2.5%	8.8%	3.8%	4.7%

Operating income	49.4%	20.0%	16.8%	12.9%	33.1%	36.0%	21.8%	26.6%

Net income	52.9%	26.1%	17.9%	18.1%	31.3%	24.5%	8.8%	19.4%

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across the Company’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, Chief Executive Officer, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31,	December 31,
(In thousands, except share information)	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$66,527	$56,995
Receivables:
Trade, net	126,815	99,003
Other	4,317	6,971
Prepaid expenses and other	22,375	23,980
Total current assets	220,034	186,949

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	955,760	956,476
Accumulated depreciation	(291,941)	(274,199)
Net property and equipment	663,819	682,277
Other noncurrent assets	1,545	1,464
Total assets	$885,398	$870,690

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,158	$20,150
Insurance and claims accruals	42,592	42,014
Accrued and other current liabilities	37,632	31,395
Total current liabilities	109,382	93,559
Deferred income taxes	126,918	125,163
Noncurrent operating lease liabilities	336	291
Total liabilities	236,636	219,013

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,946,875 shares at March 31, 2022, and 83,034,404 shares at December 31, 2021, issued and outstanding	819	830
Additional paid-in capital	60,256	85,718
Retained earnings	587,687	565,129
Total stockholders’ equity	648,762	651,677
Total liabilities and stockholders’ equity	$885,398	$870,690

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months
	Ended March 31,
(In thousands, except per share information)	2022	2021

Operating revenue	$287,281	$223,046

Operating expenses (income):
Salaries, wages and benefits	89,349	72,998
Purchased transportation	57,310	40,765
Fuel and fuel taxes	44,368	28,937
Supplies and maintenance	12,313	11,015
Depreciation	26,143	25,687
Operating taxes and licenses	2,640	2,712
Insurance and claims	12,704	11,446
Communications and utilities	2,265	2,083
Gain on disposition of revenue equipment	(4,540)	(1,984)
Other	8,871	5,389

Total operating expenses	251,423	199,048

Operating income	35,858	23,998

Other	(7)	(10)

Income before income taxes	35,865	24,008

Income taxes expense	8,332	6,002

Net income	$27,533	$18,006

Basic earnings per common share	$0.33	$0.22

Diluted earnings per common share	$0.33	$0.22

Dividends declared per common share	$0.06	$0.04

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	March 31,		March 31,	March 31,
(Dollars in thousands)	2022	2021	2022 vs. 2021	2022 vs. 2021
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$95,170	$83,919	$11,251	13.4%
Truckload fuel surcharge revenue	17,620	10,996	6,624	60.2
Total Truckload revenue	112,790	94,915	17,875	18.8

Dedicated revenue, net of fuel surcharge revenue	78,421	66,902	11,519	17.2
Dedicated fuel surcharge revenue	18,339	11,335	7,004	61.8
Total Dedicated revenue	96,760	78,237	18,523	23.7

Intermodal revenue, net of fuel surcharge revenue	25,605	19,446	6,159	31.7
Intermodal fuel surcharge revenue	6,037	2,558	3,479	136.0
Total Intermodal revenue	31,642	22,004	9,638	43.8

Brokerage revenue	46,089	27,890	18,199	65.3

Total operating revenue	$287,281	$223,046	$64,235	28.8%

Operating income:
Truckload	$15,571	$11,415	$4,156	36.4%
Dedicated	10,645	8,936	1,709	19.1
Intermodal	5,036	1,461	3,575	244.7
Brokerage	4,606	2,186	2,420	110.7
Total operating income	$35,858	$23,998	$11,860	49.4%

Operating ratio:
Truckload	86.2%	88.0%
Dedicated	89.0	88.6
Intermodal	84.1	93.4
Brokerage	90.0	92.2
Consolidated operating ratio	87.5%	89.2%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months
	Ended March 31,
	2022	2021
Truckload Segment:
Revenue (in thousands)	$112,790	$94,915
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,977	$4,057
Average tractors(1)	1,487	1,609
Average miles per trip	520	534
Non-revenue miles percentage(2)	10.4%	10.3%
Total miles (in thousands)	35,372	38,283

Dedicated Segment:
Revenue (in thousands)	$96,760	$78,237
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,851	$3,214
Average tractors(1)	1,584	1,619
Average miles per trip	341	307
Non-revenue miles percentage(2)	1.2%	0.8%
Total miles (in thousands)	32,753	31,999

Intermodal Segment:
Revenue (in thousands)	$31,642	$22,004
Loads	8,294	7,982
Average tractors	162	134

Brokerage Segment:
Revenue (in thousands)	$46,089	$27,890
Loads	19,684	14,575

At March 31, 2022 and March 31, 2021:
Total tractors(1)	3,274	3,361
Average age of company tractors (in years)	1.6	1.6
Total trailers	5,428	5,344
Average age of company trailers (in years)	3.5	3.2
Ratio of trailers to tractors(1)	1.7	1.6
Total refrigerated containers	729	487

	Three Months
	Ended March 31,
(In thousands)	2022	2021

Net cash provided by operating activities	$39,940	$43,570
Net cash provided by/(used for) investing activities	409	(17,417)
Net cash (used for) financing activities	(30,817)	(3,697)

Weighted average shares outstanding:
Basic	82,938	82,758
Diluted	83,246	83,359

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 87 and 133 tractors as of March 31, 2022 and 2021, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.